Exhibit 99.1

Investor Contact:	Media Contact:
Arthur Shannon	Lainie Keller
arthur.shannon@bauschhealth.com	lainie.keller@bauschhealth.com
(514) 856-3855	(908) 927-1198
(877) 281-6642 (toll free)

BAUSCH HEALTH ANNOUNCES EARLY TENDER RESULTS AND EARLY SETTLEMENT DATE FOR CASH TENDER OFFER FOR SENIOR SECURED NOTES

LAVAL, Quebec, June 7, 2021– Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health,” the “Company” or the “Offeror”) announced today the results to date of its pending cash tender offer (the “Tender Offer”), to purchase any and all of its outstanding 7.00% Senior Secured Notes due 2024 (the “Notes”), as well as the anticipated early settlement date for the Tender Offer on June 8, 2021 (the “Early Settlement Date”).

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated May 24, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”). All terms and conditions of the Tender Offer remain unchanged as set forth in the Offer to Purchase.

As of 5:00 p.m., New York City time, on June 7, 2021 (the “Early Tender Date”), the aggregate principal amount of Notes validly tendered and not validly withdrawn is $545,079,000. The Offeror expects to accept for purchase all of the Notes validly tendered prior to the Early Tender Date, subject to the satisfaction of the conditions to such Tender Offer. The Offeror expects that the conditions to the Tender Offer will be satisfied as of the Early Settlement Date.

The total consideration for each $1,000 principal amount of Notes is $1,019.25 plus accrued and unpaid interest (the “Total Consideration”) and is expected to be paid on the Early Settlement Date to the holders of Notes tendered and accepted for purchase as of the Early Tender Date. The Total Consideration includes an early tender premium of $30.00 per $1,000 principal amount of Notes accepted for purchase as of the Early Tender Date. In addition to the Total Consideration, all Holders of Notes accepted for purchase pursuant to the Tender Offer will also receive accrued and unpaid interest on the Notes from the last interest payment date to, but not including, the Early Settlement Date.

The Tender Offer remains open and will expire at 11:59 p.m., New York City time, on June 21, 2021 (such date and time, as it may be extended, the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. The Offeror expects to purchase any remaining Notes tendered following the Early Settlement Date that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offer having been either satisfied or waived by the Offeror, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”). The Final Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offer and the Solicitation have been either satisfied or waived by the Offeror at or prior to the Expiration Date and all of the outstanding Notes are not purchased on the Early Settlement Date.

The Tender Offer is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including the completion of the Company’s previously announced private offering of $1.6 billion aggregate principal amount senior secured notes, on terms acceptable to the Company.

The deadline for holders to validly withdraw tenders of Notes has passed. Accordingly, Notes that were already tendered at the Early Tender Date and any additional Notes that are tendered at or prior to the Expiration Date may not be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law.

If, following the consummation of the Tender Offer, any Notes remain outstanding, the Offeror intends to redeem such Notes in accordance with terms of the Notes and the indenture, dated as of March 21, 2017 (as amended or supplemented), among Bausch Health, the subsidiaries signatory thereto, The Bank of New York Mellon, as trustee, and the notes collateral agents party thereto under which the Notes were issued.

Goldman Sachs & Co. LLC is acting as the dealer manager in the Tender Offer. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offer. Persons with questions regarding the Tender Offer should contact Goldman Sachs & Co. LLC at (collect) (212) 902-5962 or (toll free) (800) 828-3182. Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-3800 or (collect) (212) 430-3774.

None of the Offeror, its board of directors or officers, the dealer manager, the depositary, the information agent or the trustee with respect to the Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. The Tender Offer is made only by the Offer to Purchase. This news release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offer. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offer is required to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Offeror by the dealer manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction. Any securities issued pursuant to the financing transactions described above will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. Such securities have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

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Forward-looking Statements

This news release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, our financing plans and details thereof, including the proposed use of proceeds therefrom, our ability to close the offering of the Notes and the other expected effects of the offering of the Notes, and the Tender Offer, the details thereof and other expected effects of the Tender Offer. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which risks and uncertainties are incorporated herein by reference. They also include, but are not limited to, risks and uncertainties relating to the Company’s proposed plan to separate its eye health business from the remainder of Bausch Health, including the expected benefits and costs of the separation transaction, the expected timing of completion of the separation transaction and its terms, the Company’s ability to complete the separation transaction considering the various conditions to the completion of the separation transaction (some of which are outside the Company’s control, including conditions related to regulatory matters and a possible shareholder vote, if applicable), that market or other conditions are no longer favorable to completing the transaction, that any shareholder, stock exchange, regulatory or other approval (if required) is not obtained on the terms or timelines anticipated or at all, business disruption during the pendency of or following the separation transaction, diversion of management time on separation transaction-related issues, retention of existing management team members, the reaction of customers and other parties to the separation transaction, the qualification of the separation transaction as a tax-free transaction for Canadian and/or U.S. federal income tax purposes (including whether or not an advance ruling from either or both of the Canada Revenue Agency and the Internal Revenue Service will be sought or obtained), potential dis-synergy costs between the separated entity and the remainder of Bausch Health, the impact of the separation, including the leverage of Bausch Health and of the eye health business after the separation, transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets Bausch Health is engaged in, behavior of customers, suppliers and competitors, technological developments and legal and regulatory rules affecting Bausch Health’s business. In particular, the Company can offer no assurance that any separation transaction will occur at all, or that any separation transaction will occur on the terms and timelines anticipated by the Company. They also include, but are not limited to, risks and uncertainties caused by or relating to the evolving COVID-19 pandemic, the fear of that pandemic, the availability and effectiveness of vaccines for COVID-19, and the potential effects of that pandemic, the severity, duration and future impact of which are highly uncertain and cannot be predicted, and which may have a material adverse impact on the Company, including but not limited to its supply chain, third-party suppliers, project development timelines, employee base, liquidity, stock price, financial condition and costs (which may increase) and revenue and margins (both of which may decrease).

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Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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